                                                                   EXHIBIT 10.11

                              COMMITMENT AGREEMENT

        THIS COMMITMENT AGREEMENT, dated as of December 10, 1999, is among Forcenergy Inc (the "Company"), a Delaware corporation and a debtor and debtor-in-possession in that certain voluntary proceeding under Chapter 11 of the Bankruptcy Code referred to below, and Lehman Brothers, Inc., Moore Global Investments, LTD, Remington Investment Strategies, L.P., Oaktree Capital Management, LLC, acting as general partner or investment manager of the funds and accounts party hereto, and The Anschutz Corporation (the "Initial Purchasers"). Unless the context otherwise requires, all capitalized terms defined in the Plan (as defined below) and not otherwise defined herein shall have the same meanings herein as in the Plan.

                              W I T N E S S E T H:

        WHEREAS, on March 21, 1999, the Company and Forcenergy Resources, Inc. filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana which are being jointly administered by such Bankruptcy Court under Case No. 99-11391 "A" (the "Chapter 11 Cases");

        WHEREAS, since the commencement of the Chapter 11 Cases, the Company has operated its business and held its assets and properties as a debtor-in-possession under Section 1107 of the Bankruptcy Code;

        WHEREAS, on October 26, 1999, the Company filed the Plan, which Plan contemplates, inter alia, (i) the issue to the Company's unsecured creditors, on account of their Allowed Claims, of rights to purchase (the "Rights Offering") units consisting of (a) shares of the Company's preferred stock ("Preferred Stock") and (b) 10-year warrants for the purchase of the Company's common stock ("Warrants", and together with Preferred Stock, the "Securities"), (ii) the exercise by the Initial Purchasers of their rights to purchase the Securities pursuant to the Rights Offering on account of their Allowed Claims, (iii) the purchase by the Initial Purchasers of the Securities not otherwise purchased pursuant to the Rights Offering and (iv) the payment by the Company of the Commitment Fee to the Initial Purchasers;

        WHEREAS, the Company desires that the Initial Purchasers enter into this Commitment Agreement in order to evidence their respective commitments and obligations; and

        WHEREAS, the Company and the Initial Purchasers are willing to enter into this Commitment Agreement upon the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

        SECTION 1.1 Definitions

        As used herein, the following terms shall have the meanings set forth in this Article I, in addition to the other capitalized terms defined in the Plan.

        "Actions" shall have the meaning assigned to it in 3.8(c).

        "Backstop Shares" shall have the meaning assigned to it in Section 2.1.

        "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

        "Bylaws" shall mean the bylaws of the Company as amended pursuant to the Plan.

        "Certificate of Incorporation" shall mean the certificate of incorporation of the Company as amended pursuant to the Plan.

        "Closing" shall mean the closing of the transactions contemplated by this Commitment Agreement.

        "Closing Date" shall mean the date of the closing of the Rights
Offering.

        "Commitment Fee" shall have the meaning assigned to it in Section 10.2.

        "Company" shall have the meanings assigned to it in the Recitals.

        "Company SEC Documents" shall mean the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998 and any Quarterly Reports of the Company on Form 10-Q and Current Reports on Form 8-K filed thereafter under the Exchange Act.

        "Confirmation Date" shall have the meaning set forth in the Plan.

        "Confirmation Order" shall have the meaning set forth in the Plan.

        "Disclosure Statement" shall have the meaning assigned to it in Section 3.5.

        "Disputed Claims Payment Date" shall mean, with respect to Securities
(a) subscribed for by Exercised Disputed Claims that have been determined by Final Order not to be an Allowed Claim and (b) not been previously purchased by the Initial Purchasers pursuant to Section 2.1(b); the date two Business Days after receipt of written notice from the Company (i) that the aggregate purchase price of such Securities is in excess of $250,000, or (ii) that no further Exercised Disputed Claims exist.

        "Effective Date" shall have the meaning set forth in the Plan.

        "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Historical Financial Statements" shall mean the audited consolidated balance sheets of the Company and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year in the period ended December 31, 1998.

        "HSR Act" shall have the meaning assigned to it in Section 3.4.

        "Initial Purchasers" shall have the meaning assigned to it in the Recitals.

        "Mailing Date" shall mean the initial date of mailing of the Disclosure Statement, as approved by the Bankruptcy Court to the creditors and shareholders of the Company.

        "Material Adverse Effect" shall mean, in connection with the Company or any of its Subsidiaries, any change or effect that is materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), prospects or assets or liabilities of the Company and its Subsidiaries taken as a whole.

        "Materials of Environmental Concern" shall mean hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq.. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

        "Plan" shall mean the Debtors' First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated as of October 26, 1999, attached hereto as Exhibit A, as may be amended in accordance with applicable law.

        "Preferred Stock" shall have the meaning assigned to it in the Recitals.

        "Rights Offering" shall have the meaning assigned to it in the Recitals.

        "Securities" shall have the meaning assigned to it in the Recitals.

        "Subsidiary" shall mean any corporation or other entity, a majority of the shares of capital stock or other equity interests of which are owned, directly or indirectly, by the Company.

        "Subscription Purchase Price" shall have the meaning assigned to it in the Plan.

        "Warrants" shall have the meaning assigned to it in the Recitals.

                                   ARTICLE II

        SECTION 2.1 Obligations Of The Initial Purchasers

        In reliance upon the representations, warranties, covenants and agreements of the Company and upon the terms and subject to the conditions of this Commitment Agreement:

         (a) Subject to Section 2.1 (c), each Initial Purchaser agrees to subscribe for and at the Closing, purchase from the Company, in the amount determined pursuant to the Plan (i) its full pro rata share of the Securities granted to the Initial Purchasers pursuant to the Plan on account of any and all Claims and (ii) all of the remaining Securities not otherwise subscribed for and purchased as a result of either Unexercised Subscription Rights pursuant to the Plan or the failure of the Rights Offering to occur (the "Backstop Shares"), and the Company agrees to issue and sell to the Initial Purchasers such Securities. The Securities shall be paid for in the amount of its related Subscription Purchase Price in the manner provided for in the Plan.

         (b) Subject to Section 2.1 (c), each Initial Purchaser hereby subscribes for and agrees to purchase, on any Disputed Claims Payment Date, its full pro rata share of the Securities subscribed for by holders of Exercised Disputed Claims to the extent that all or a portion of any such Exercised Disputed Claim is determined by Final Order not to be an Allowed Claim. Subject to Section 2.1 (c), the Initial Purchaser will pay to the Company for such Securities on the Disputed Claims Payment Date an amount of cash equal to the Disputed Subscription Purchase Price (or such lesser amount with respect to such Exercised Disputed Claims as may be required pursuant to the Plan). Such payment shall be made by wire transfer of immediately available funds to such account as the Company shall designate in writing.

               (c) Notwithstanding any other provision in this Agreement to the contrary, the obligations of the Initial Purchasers pursuant to this Agreement, including, without limitation, with respect to the subscription, purchase and payment for any shares of the Securities, shall terminate on the date fifteen
(15) months after the Confirmation Date.

         SECTION 2.2 Closing

         (a) The Closing shall take place at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, or at such other location as the parties may agree, on the Closing Date.

         (b) At the Closing:

             (i) The Company shall deliver to each Initial Purchaser certificates for each of the Securities representing such Initial Purchaser's pro rata share of the Securities distributed to holders of Allowed General Unsecured Claims pursuant to the Plan, in definitive form and registered in the name(s) specified in writing by such Initial Purchaser at least two Business Days prior to the Closing;

              (ii) The Company shall deliver to each Initial Purchaser against payment therefor, certificates of the Securities, in definitive form and registered in the name(s) specified in writing by such Initial Purchaser at least two Business Days prior to the Closing, representing such Initial Purchaser's pro rata share of the Securities subscribed for and purchased pursuant to Section 2.1(a)(i) hereof and the Backstop Shares subscribed for and purchased pursuant to Section 2.1(a)(ii) hereof;

              (iii) The Company shall issue the Securities representing the Disputed Claims to be held in escrow in a Disputed Claims Reserve Account; and

              (iv) At the Closing, each party to this Commitment Agreement shall deliver to the other parties such other documents, instruments and writings as may be required to be delivered in accordance with this Commitment Agreement or as may be reasonably requested by such other party.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants, as of the execution and delivery hereof, to the Initial Purchasers as follows:

        SECTION 3.1 Organization and Qualification

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

        SECTION 3.2 Authority, Authorization and Validity

        Subject to approval of this Commitment Agreement by the Bankruptcy Court and the issuance of the Confirmation Order, the Company has full power and authority to execute, deliver and perform this Commitment Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Commitment Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby to be performed by the Company, have been duly authorized by all requisite action of its Board of Directors and, if required, shareholders of the Company, and this Commitment Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, where applicable, to entry of the Confirmation Order and to general principles of equity, whether considered in a proceeding at law or in equity.

        SECTION 3.3 Capitalization

        The Securities to be issued by the Company pursuant to this Commitment Agreement and/or the Plan, when so issued as provided in the Plan and/or this Commitment Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and will entitle the holders thereof to all of the rights of a holder of the Securities in accordance with the Certificate of Incorporation, the Bylaws and the laws of the State of Delaware.

        SECTION 3.4 Approvals and Consents

        Except for (i) approval by the Bankruptcy Court of the provisions of this Commitment Agreement, (ii) any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the expiration or earlier termination of the applicable waiting periods thereunder, and (iii) the issuance of the Confirmation Order, no consent, approval, order or authorization of, and no registration, declaration or filing with, any federal, state, local or foreign government or governmental authority is required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Commitment Agreement or the consummation by the Company of the transactions contemplated hereby to be performed by the Company.

        SECTION 3.5 Disclosure Statement

        On October 26, 1999, the Company filed with the Bankruptcy Court an amended disclosure statement pursuant to Section 1125 of the Bankruptcy Code. Such amended disclosure statement, in the form approved by the Bankruptcy Court for use by the Company in the solicitation of acceptances or rejections of the Plan, together with any further amendments as of the Mailing Date, is herein called the "Disclosure Statement." The Disclosure Statement, as of the Mailing Date (as hereinafter defined), will contain "adequate information" (as defined in Section 1125(a)(1) of the Bankruptcy Code) with respect to the Plan, and will describe accurately in all material respects the provisions of the Plan and this Commitment Agreement.

        SECTION 3.6 Full Disclosure

        The Company has disclosed to the Initial Purchasers all material facts concerning the Company's and its Subsidiaries' assets, business, operations and financial condition. No representation or warranty by the Company in this Commitment Agreement and no statement made by the Company contained in the Plan, the Disclosure Statement (other than statements made by the Initial Purchasers therein) or any document delivered or to be delivered by or on behalf of the Company to the Initial Purchasers in accordance with this Commitment Agreement contained or will contain any untrue statement of material fact or omitted or will omit to state a material fact necessary to make the statements contained in this Commitment Agreement or in any such document, in the light of the circumstances under which they were made, not misleading.

        SECTION 3.7 Absence of Certain Changes

        Since the date of the Historical Financial Statements and except as disclosed in the Company SEC Documents, the Plan, the Disclosure Statement and filings with the Bankruptcy Court, the business of the Company has been conducted in the ordinary course and there has not been:

              (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have a Material Adverse Effect;

              (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary (excluding any transactions relating to Forcenergy AB);

              (iii) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

              (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

              (v) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

              (vi) any making of any loan, advance or capital contributions to or investment in any Person other than a Subsidiary of the Company;

              (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

              (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices;

              (ix) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof;

              (x) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employee was not previously subject to a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Subsidiary; or

              (xi) any agreement to do any of the forgoing.

        SECTION 3.8 Environmental Matters

         (a) The Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) Except as disclosed in the Disclosure Statement or otherwise affected by the Chapter 11 Cases, the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in paragraph (a) above, and are also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

         (c) Except as described in the Disclosure Statement there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively "Actions") pending or threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF THE INITIAL PURCHASERS

        SECTION 4.1 Representations and Warranties of the Initial Purchasers

        Each of the Initial Purchasers hereby severally, and not jointly, represents and warrants to, and covenants and agrees with, the Company as follows.

        SECTION 4.2 Organization

        The Initial Purchaser is a corporation, limited partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation, formation, or organization, and has full power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

        SECTION 4.3 Authority, Authorization and Validity

        The Initial Purchaser has full power and authority to execute, deliver and perform this Commitment Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Commitment Agreement by the Initial Purchaser, and the consummation by the Initial Purchaser of the transactions contemplated hereby to be performed by the Initial Purchaser, have been duly authorized by all requisite action of its Board of Directors, partners or managers and, if required, its shareholders or members. This Commitment Agreement has been duly authorized by such Initial Purchaser and has been duly executed and delivered on its behalf and constitutes the valid and binding obligation of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

        SECTION 4.4 Available Funds

        The Initial Purchaser has and will have full power and authority to contribute at the Closing the funds required pursuant to Article II hereof to the capital of the Company and has and will have sufficient funds available to fulfill these obligations.

        SECTION 4.5 No Conflicts

        The execution and delivery by such Initial Purchaser of this Commitment Agreement, and the consummation by such Initial Purchaser of the transactions contemplated hereby, will not conflict with, violate, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of a lien on, or the acceleration of any obligation or the loss of a benefit under, (I) the certificate of incorporation, bylaws, partnership agreement, limited liability company agreement, or other organizational document of such Initial Purchaser, (II) any note, indenture, deed of trust, material lease, or other material instrument, contract or agreement to which such Initial Purchaser may then be a party, or (III) any law, ordinance, rule or regulation of any government or governmental authority or judgment, order or decree of any court or governmental authority.

        SECTION 4.6 Approvals and Consents

        Subject to such filings as may be required under the Exchange Act, the HSR Act and the entry of the Confirmation Order, all consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, any federal or state government or governmental authority required to be made or obtained by such Initial Purchaser for the consummation by it of the transactions contemplated hereby have been made or obtained or will be made or obtained prior to the Closing Date.

        SECTION 4.7 Disclosure

        The information provided by such Initial Purchaser in writing expressly for inclusion in the Disclosure Statement does not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        SECTION 4.8 Accredited Investor

        The Initial Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

        SECTION 4.9 Investigation

        The Company has made available and the Initial Purchaser has reviewed such information which such Initial Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities.

        SECTION 4.10 Financial Experience

        The Initial Purchaser has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

        The Company covenants and agrees with the Initial Purchasers that, from and after the date hereof and until the Closing Date, except as otherwise expressly provided herein or in the Plan and subject to the terms and conditions hereof:

        SECTION 5.1 Conduct of Business

        (a) The Company shall carry on its business diligently and consistent with good business practice, maintain its properties in customary repair, order and condition, ordinary wear and tear excepted, and use all reasonable commercial efforts to maintain and preserve its business organization.

        (b) The Company will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

        SECTION 5.2 Actions in the Chapter 11 Case

        (a) Subject to its fiduciary obligations as debtor-in-possession in the Chapter 11 Case, the Company shall use its reasonable best efforts to cause the Plan to be confirmed by the Bankruptcy Court.

        (b) Promptly after the execution and delivery hereof, the Company shall make such filings (which shall be in form and substance satisfactory to the Initial Purchasers ) with the Bankruptcy Court as are necessary in order to obtain the approval of the Bankruptcy Court of the terms and provisions of this Commitment Agreement on or before entry of an order approving the Plan, including, without limitation, the provisions of Section 10.2 hereof. The Company shall use its reasonable best efforts to obtain such approval as part of the hearing on confirmation of the Plan.

        (c) The Company shall use its reasonable best efforts to file with the Bankruptcy Court and to prosecute objections to all Claims that the Company believes in good faith are subject to objection in whole or in part, including, without limitation, objections to the amount of such Claims and to any lien, mortgage or other security interest asserted with respect to such Claims.

        SECTION 5.3 Delivery of Certain Documents

        (a) The Company shall promptly furnish to the Initial Purchasers from the date hereof until the Closing Date a copy of each such report, including financial statements and schedules, hereafter filed by the Company pursuant to the Exchange Act, and all material documents served upon or served by the Company in connection with the Chapter 11 Case or any action or proceeding which may be initiated with respect to any transaction contemplated by this Commitment Agreement.

        (b) The Company shall give the Initial Purchasers and their respective accountants, counsel and other designated representatives access during normal business hours throughout the period from the date hereof to the Closing Date to all premises, books, records and other information of and concerning the Company (including, without limitation, all work papers relating to tax and accounting information used in connection with the preparation of financial statements and tax returns), and shall cause its officers and managerial employees to furnish to the Initial Purchasers such financial and operating data and other information with respect to its business and properties as either may reasonably request. No investigation made by or information furnished to the Initial Purchasers pursuant to this Commitment Agreement shall be deemed to impact the Initial Purchasers' ability to rely on any representations or warranties by the Company or the conditions to the obligations of the parties to consummate the transactions contemplated by this Commitment Agreement.

        SECTION 5.4 Notification

        The Company shall promptly notify the Initial Purchasers of (i) the occurrence of any change, event or condition that has had, or could reasonably be expected to have, an effect on the Closing or a Material Adverse Effect, (ii) the commencement or threat of commencement of any litigation that might reasonably be expected to have a Material Adverse Effect or that relate to the consummation of the transactions contemplated by this Commitment Agreement or the Plan, (iii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Commitment Agreement or
(iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Commitment Agreement or the Plan.

        SECTION 5.5 Government Filings

        The Company will (i) duly and timely file (subject to authorized extensions) all reports or returns required to be filed with federal authorities and all material reports and returns required to be filed with state, foreign, local or other authorities, (ii) except as contemplated by the Plan, unless contesting such in good faith and having established adequate book reserves therefor, promptly pay, as and when due, all federal, state, local and foreign taxes, assessments and governmental charges to the extent such taxes, assessments and charges constitute expenses of administration under Section 503 of the Bankruptcy Code and (iii) duly observe and conform to all lawful requirements of any governmental authority relating to any of its properties or to the operation and conduct of its business and to all covenants, terms and conditions upon, or under which, any of its properties are held where the failure so to observe, conform or comply would have a Material Adverse Effect.

        SECTION 5.6 Further Assurances

        The Company shall (i) execute and deliver such instruments and take such other actions as the Initial Purchasers may reasonably require in order to carry out the intent and purpose of this Commitment Agreement and the Plan, (ii) use its best efforts, diligently and in good faith, to obtain any consents required herein to be obtained, (iii) subject to its fiduciary duties as debtor-in-possession, diligently support this Commitment Agreement and the Plan in any proceeding before the Bankruptcy Court or any other governmental or regulatory authority whose approval of the transaction contemplated hereby and by the Plan is required, (iv) subject to its fiduciary duties as debtor-in-possession, use its best efforts, diligently and in good faith, to oppose any litigation that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or by the Plan or which would have a Material Adverse Effect and (v) use its best efforts, diligently and in good faith, to cause the conditions precedent set forth in Article IX hereof to be satisfied.

        SECTION 5.7 Management Reports

        Subject to its fiduciary duties as debtor-in-possession, the Company shall prepare, consistently with its current practice, and deliver to the Initial Purchasers copies of its internal financial package substantially comparable to the report included in the monthly filing with the Bankruptcy Court simultaneously with the circulation thereof within the Company.

                                   ARTICLE VI

                       COVENANTS OF THE INITIAL PURCHASERS

        Each of the Initial Purchasers, jointly and severally, covenants and agrees, subject to the terms and conditions hereof, that they will (i) execute and deliver such instruments and take such other actions as the Company may reasonably require in order to carry out the intent and purpose of this Commitment Agreement and the Plan, (ii) use their best efforts, diligently and in good faith, to obtain any consents required herein to be obtained by them,
(iii) diligently support this Commitment Agreement and the Plan in any proceeding before the Bankruptcy Court or any other governmental or regulatory authority whose approval of the transaction contemplated hereby and by the Plan is required, (iv) vote the Claims held by them in favor of the confirmation of the Plan, (v) use their best efforts, diligently and in good faith, to oppose any litigation that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or by the Plan and (vi) use their best efforts, diligently and in good faith, to cause the conditions precedent set forth in
Article IX hereof to be satisfied.

                                  ARTICLE VII

              COVENANTS OF THE COMPANY AND THE INITIAL PURCHASERS

        The Company and the Initial Purchasers agree that:

        SECTION 7.1 Best Efforts

        Subject to the terms and conditions of this Commitment Agreement, the Company and the Initial Purchasers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Commitment Agreement. The Company and the Initial Purchasers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Commitment Agreement.

        SECTION 7.2 Certain Filings

        The Company and the Initial Purchasers shall cooperate with one another
(i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Commitment Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        SECTION 8.1 Conditions Precedent to the Company's Obligations

        The obligations of the Company to consummate the transactions contemplated by this Commitment Agreement, including, without limitation, to issue the Securities as provided herein and in the Plan at the times herein and therein provided, shall be subject to the satisfaction, or to the waiver by the Company, of each of the following conditions:

        (a) The Bankruptcy Court shall have entered the Confirmation Order.

        (b) At the Closing Date, all required consents and approvals of any governmental agency, authority, commission or other party shall have been obtained and the same shall be in full force and effect, any applicable waiting period (and any extension thereof) applicable to the consummation of the Plan under the HSR Act shall have expired or been earlier terminated and no preliminary or permanent injunction or other order, decree or ruling barring consummation of the Plan shall have been entered with respect to or in connection with any application under the HSR Act.

        (c) The representations and warranties of the Initial Purchasers contained herein shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, as if made by each Initial Purchasers, respectively, on and as of such date.

        (d) At the Closing Date, each of the Initial Purchasers shall have complied or shall concurrently comply with each covenant and agreement required herein to be complied with by it on or prior to the Closing Date, provided, however, that if any Initial Purchaser shall default in its obligation to subscribe and purchase from the Company the Securities at the time and in the amounts required pursuant to Section 2.1 hereof, any one or more of the non-defaulting Initial Purchasers may, but shall not be required to, perform such obligations and subscribe for and purchase such Securities in which case this condition shall be satisfied.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF THE INITIAL PURCHASERS

        SECTION 9.1 Conditions to Respective Obligations of the Initial
Purchasers

        The joint and several obligations of the Initial Purchasers to consummate the transactions contemplated by this Commitment Agreement, including, without limitation, to make or effect or cause to be made or effected, the payments required pursuant to Article II hereof at the times therein provided, shall be subject to the satisfaction, or to the waiver by each of the Initial Purchasers (except as expressly provided in this Section 9.1), of each of the following conditions:

        (a) Prior to the Closing Date, there shall have been approved pursuant to an order of the Bankruptcy Court (which order, contemplated to be the Confirmation Order, shall have become a Final Order) the issuance to the Initial Purchasers of the Securities and the Securities issuable to the Initial Purchasers and all the other provisions of Article II hereof and at the Closing Date, no action, suit or proceeding by or before any court, governmental agency or other tribunal shall be pending or threatened against the Company or the Initial Purchasers, arising out of or with respect to the transactions contemplated by this Commitment Agreement.

        (b) The Bankruptcy Court shall have entered the Confirmation Order, which order shall have become a Final Order, and such Final Order shall contain, inter alia, provisions approving the amount of the fees and expenses paid or payable to the Initial Purchasers and shall be in form and substance satisfactory to each of the Initial Purchasers.

        (c) Prior to the Closing Date, the Bankruptcy Court shall have entered an order (which order shall become a Final Order) approving this Commitment Agreement.

        (d) At the Effective Date, no action, suit or proceeding by or before any court, governmental agency or other tribunal shall be pending or threatened, other than those actions, suits and proceedings described in the Disclosure Statement, against the Company the adverse determination of which would have a Material Adverse Effect.

        (e) All consents and approvals of any governmental agency, authority, commission or other party required to consummate the transactions contemplated by this Commitment Agreement shall have been obtained and the same shall be in full force and effect on and as of the Closing Date, any waiting period (and any extension thereof) applicable to the consummation of the Plan under the HSR Act shall have expired or been earlier terminated, and no preliminary or permanent injunction or other order, decree or ruling barring consummation of the Plan shall have been entered with respect to or in connection with any application under the HSR Act.

        (f) The representations and warranties of the Company contained herein shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, as if made by the Company on and as of such date, other than the representations and warranties in Sections
3.7 and 3.8, which shall have been true and correct in all material respects on and as of the Effective Date, and the Initial Purchasers shall have received a certificate of an executive officer of the Company to such effect.

        (g) At the Closing Date, the Company shall have complied or shall concurrently comply in all material respects with each covenant and agreement required herein to be complied with by it on or prior to the Closing Date, and the Initial Purchasers have received a certificate of an executive officer of the Company to such effect.

        (h) At the Closing Date, the Certificate of Incorporation shall have been duly adopted and filed with the Secretary of State for the State of Delaware and the Bylaws shall have been duly adopted and each shall contain provisions acceptable to the Initial Purchasers.

        (i) The Registration Rights Agreement shall have been executed and delivered by the parties thereto and such agreements shall contain substantially the terms described in the Disclosure Statement, and all Exhibits and Schedules to the Plan and Disclosure Statement shall be in form and substance reasonably satisfactory to each of the Initial Purchasers.

        (j) From the date hereof through and including the Effective Date, there shall have been no material adverse change in the business, properties, financial condition, prospects, or results of operations of the Company and its Subsidiaries taken as a whole.

        (k) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel to the Company, which opinion shall be, in form and substance, reasonably satisfactory to the Initial Purchasers and customary for the transactions contemplated by this Agreement arising in a bankruptcy context, excluding, without limitation, matters approved by the Bankruptcy Court pursuant to the Plan, but including, without limitation, any applicable matters on which Andrews & Kurth L.L.P., as counsel to the Company, renders an opinion to the Bank Group in connection with the New Senior Credit Facility.

        (l) The majority of holders of claims against the Company that have been classified as Class 3 shall have approved the Plan.

        SECTION 9.2 Waivers

        On the date (which shall not be prior to 15 days after entry of an order confirming the Plan) on which the Company notifies the Initial Purchasers that the remaining conditions to the obligations of the Initial Purchasers set forth in Section 9.1 hereof have been satisfied or waived and the Company delivers all such instruments, certificates and opinions in appropriate form as required under this Commitment Agreement, the Initial Purchasers shall determine whether the conditions set forth in Sections 9.1(e) and 9.1(g) have been satisfied, or if such conditions have not been satisfied shall determine whether or not to waive the same, and shall notify the Company of the results of said determination and in the event that all of such conditions are not satisfied or waived, the Closing Date shall not occur and the parties hereto shall have such right and obligations as are expressly set forth herein.

                                   ARTICLE X

                                 MISCELLANEOUS

        SECTION 10.1 Compliance With Plan

        Without limiting the obligations of the Company under this Commitment Agreement, the Company hereby covenants and agrees with the Initial Purchasers that it will comply in all respects with the provisions of the Plan from and after the entry by the Bankruptcy Court of the Confirmation Order with the same force and effect as if such provisions were set forth in full herein.

        SECTION 10.2 Commitment Fee

        As partial consideration for the commitment by the Initial Purchasers to purchase the Securities, including the Backstop Shares, the Company shall pay to the Initial Purchasers an aggregate fee equal to $1,200,000 (the "Commitment Fee") on the Effective Date of the Plan. Each Initial Purchaser will receive by wire transfer in immediately available funds that portion of the Commitment Fee equivalent to such Initial Purchaser's pro rata share of the Securities granted to such Initial Purchaser pursuant to the Plan. The Company agrees that, upon the Effective Date, the obligation of the Company to pay the Commitment Fee shall become irrevocable, and once paid, the Commitment Fee shall not be refundable under any circumstances.

        SECTION 10.3 Waivers

        Any failure of the Company or the Initial Purchasers to comply with any obligation, covenant, agreement or condition herein may be expressly waived by the party to which such obligation, covenant or agreement is owed or for whose benefit such condition exists to the extent permitted under applicable law. Any such waiver shall be in a writing signed by an officer or agent of the party giving such waiver thereunto duly authorized. Any waiver or any failure to insist upon strict compliance with any such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        SECTION 10.4 Brokers and Finders; Expenses

        Except for Petrie Parkman & Co., which will be compensated as described in the Disclosure Statement, each of the Company and the Initial Purchasers represent and warrant to the others of them that no broker or finder (including any of its officers, directors or agents) is entitled to any brokerage or finder's fee or other commission from it based on agreements, arrangements or undertakings made by it in connection with this Commitment Agreement or the transactions contemplated hereby. Except as otherwise provided in this Commitment Agreement, each party shall bear its own costs and expenses in connection herewith.

        SECTION 10.5 Notices

        Any notice, demand, claim or other communications under this Commitment Agreement shall be in writing and shall be deemed to have been given (i) upon personal delivery thereof, (ii) upon receipt thereof if sent by registered mail, return receipt requested, postage prepaid, or (iii) upon confirmation of delivery thereof by courier service, if sent by recognized overnight courier service, to the respective address of the parties set forth below (or such other address as a party may specify by notice given as herein provided):

        If to the Company, to:

        Forcenergy Inc
        2730 S.W. 3rd Avenue, Suite 800
        Miami, Florida  33129-2356
        Attention:  Thomas F. Getten

        copy to its counsel:

        Andrews & Kurth L.L.P.
        600 Travis, Suite 4200
        Houston, Texas  77002
        Attention:  David C. Buck

        If to the Initial Purchasers:

        Lehman Brothers
        600 Travis, Suite 7330
        Houston, Texas  77002
        Attention:  J. Robert Chambers

               - and -

        The Anschutz Corporation
        555 17th Street, Suite 2400
        Denver, Colorado  80202
        Attention:  Craig Slater

               - and -

        OCM Principal Opportunities Fund, L.P.
        c/o Oaktree Capital Management, LLC
        333 South Grand Avenue, 28th Floor
        Los Angeles, California  90071
        Attention:  Steve Kaplan

               - and -

        OCM Opportunities Fund II, L.P.
        c/o Oaktree Capital Management, LLC
        333 South Grand Avenue, 28th Floor
        Los Angeles, California  90071
        Attention: Bruce Karsh

               - and -

        Columbia/HCA Master Retirement Trust
        c/o Oaktree Capital Management, LLC
        333 South Grand Avenue, 28th Floor
        Los Angeles, California  90071
        Attention: Bruce Karsh

               - and -

        Moore Global Investments, LTD
        1251 Avenue of the Americas
        New York, New York  10020
        Attention:  Chris Kane

               - and -

        Remington Investment Strategies, L.P.
        1251 Avenue of the Americas
        New York, New York  10020
        Attention:  Chris Kane

        copy to their counsel:

        McGlinchey Stafford
        643 Magazine Street
        P.O. Box 60643 (70160-0643)
        New Orleans, Louisiana 70130-3477
        Attention:  Rudy J. Cerone

        and with a copy to counsel for the
        Official Unsecured Creditors Committee:

        Weil, Gotshal & Manges LLP
        700 Louisiana, Suite 1600
        Houston, Texas  77002
        Attention:  Harry A. Perrin

        and

        Lugenbuhl, Burke, Wheaton, Peck, Rankin & Hubbard
        601 Poydras Street
        Pan American Life Center, 27th Floor
        New Orleans, Louisiana 70130-6027
        Attention:  Stewart F. Peck

        SECTION 10.6 Successors And Assigns

        This Commitment Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, any trustee of the Company and the Company) and permitted assigns, but neither this

Commitment Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of each of the other parties.

        SECTION 10.7 Headings

        The headings of the Articles and Sections of this Commitment Agreement are inserted for convenience only and shall not affect the interpretation hereof.

        SECTION 10.8 Entire Agreement

        This Commitment Agreement and the Plan (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions promises, representations, warranties, covenants, or undertakings among the parties relating to the subject matter hereof other than those expressly set forth or referred to herein or therein, subject to the approval of the Bankruptcy Court. This Commitment Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof. In the event of any inconsistency between the term and provisions of this Commitment Agreement and the terms and provisions of the Plan, then, and in such event, the terms and provisions of this Commitment Agreement shall control.

        SECTION 10.9 Counterpart

        This Commitment Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original but all such counterparts together shall constitute one and the same agreement.

        SECTION 10.10 Governing Law

        Except to the extent inconsistent with the Bankruptcy Code, this Commitment Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the provisions, principles or policies thereof respecting conflict or choice of laws.

        SECTION 10.11 Survival

        Unless expressly stated to the contrary, the representations and warranties of the parties hereto shall survive only until the Effective Date but not thereafter.

        SECTION 10.12 Effectiveness of Agreement

        The provisions of this Commitment Agreement shall become effective upon the entry by the Bankruptcy Court of an order approving the terms and conditions hereof; provided, however, that the provisions of Section 10.2 hereof shall be effective upon the execution and delivery hereof.

        SECTION 10.13 Termination of this Agreement

        (a) At any time prior to date of confirmation of the Plan, the Company, for any reason in its sole discretion, may terminate this Commitment Agreement by written notice to the

Initial Purchasers. Nothing in this Commitment Agreement shall in any way limit or restrict the ability of the Company to amend the Plan, or to terminate this Commitment Agreement in connection with any amendment to the Plan or any plan of reorganization other than the Plan.

        (b) In the event the Company amends the Plan, any one of the Initial Purchasers shall have the right to terminate this Commitment Agreement by written notice to the Company within 10 calendar days of the filing date of the amendment to the Plan. If the Company does not receive written notice from any Initial Purchaser within 10 calendar days of the filing date of an amendment to the Plan, the amendments shall be deemed accepted by the Initial Purchasers and the Initial Purchasers shall remain bound by the terms of this Commitment Agreement.

        (c) In the event the Initial Purchasers terminate this Commitment Agreement due to an amendment to the Plan, or the Company terminates this Commitment Agreement by written notice to the Initial Purchasers, the Company and the Initial Purchasers shall have no further obligations to the other parties under this Commitment Agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Commitment Agreement

                           [LEFT INTENTIONALLY BLANK]
to be duly executed by their officers, partners or agents thereunto duly authorized as of the day and year first above written.

                                   FORCENERGY INC

                                   By:   /s/ STIG WENNERSTROM
                                      ---------------------------------------
                                      Name:  Stig Wennerstrom
                                      Title: President


                                   THE ANSCHUTZ CORPORATION

                                   By:   /s/ CRAIG D. SLATER
                                      ---------------------------------------
                                      Name:  Craig D. Slater
                                      Title: Executive Vice President


                                   OAKTREE CAPITAL MANAGEMENT,
                                     LLC, as general partner or investment
                                     manager of the funds and accounts set forth on Schedule I hereto

                                   By:   /s/ BRUCE A. KARSH
                                      ---------------------------------------
                                      Name:  Bruce A. Karsh
                                      Title: President


                                   By:   /s/ STEPHEN A. KAPLAN
                                      ---------------------------------------
                                      Name:  Stephen A. Kaplan
                                      Title: Principal


                                   LEHMAN BROTHERS, INC.

                                   By:   /s/ J. ROBERT CHAMBERS
                                      ---------------------------------------
                                      Name:  J. Robert Chambers
                                      Title: Senior Vice President


                                   MOORE GLOBAL INVESTMENTS, LTD


                                   By:   /s/ ANDREW S. PARETS
                                      ---------------------------------------
                                      Name:  Andrew S. Parets
                                      Title:


                                   REMINGTON INVESTMENT STRATEGIES, L.P.

                                   By:   /s/ ANDREW S. PARETS
                                      ---------------------------------------
                                      Name:  Andrew S. Parets
                                      Title:

                                   SCHEDULE I


Oaktree Capital Management, LLC is acting as general partner or investment manager of the following funds and accounts:

OCM Principal Opportunities Fund, L.P.             75.1%
OCM Opportunities Fund II, L.P.                    24.5%
Columbia/HCA Master Retirement Trust                0.4%